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EXHIBIT 10.42

Termination Agreement dated July 21, 2000

    Agreement dated as of July 21, 2000 among 3D Systems Corporation, a California corporation ("3D Systems"), Charles W. Hull ("Hull"), as Founders' Agent pursuant to the Shareholders Agreement (defined below) and Ciba Specialty Chemicals Canada Inc., a Canadian corporation ("Ciba Canada").

    WHEREAS, 3D Systems, Ciba Canada and certain individuals referred to as "Founder's" are parties to a Shareholders Agreement dated April 10, 1991, as amended May 5, 1993 (the "Shareholders Agreement");

    WHEREAS, Ciba Canada has given notice to Hull, as Founders Agent pursuant to the Shareholders Agreement that Ciba Canada intends to sell 1,725,366 shares of the common stock of 3D Systems Corporation (representing all the shares of 3D Systems owned by Ciba Canada) to Vantico SA, a Luxembourg corporation ("Vantico"), and Hull, as Founders Agent pursuant to such Shareholders Agreement, is prepared to wave the Founder's Right of First Refusal with respect to such sale; and

    WHEREAS, the parties desire to terminate the Shareholders Agreement effective as to the date of this Agreement;

    Now, therefore, in consideration of their mutual undertakings set forth below, the parties agree as follows:

    1.  Hull represents that he is duly appointed Founder's Agent, as defined as in the Shareholders Agreement and that he is fully authorized to act for, and bind, any other individual who might be considered a Founder (as defined in the Shareholders Agreement) for purposed of this Agreement.

    2.  As Founders Agent, Hull hereby consents to the sale by Ciba Canada of all of its 1,725,366 shares of common stock of 3D Systems to Vantico in consideration of 27 million Swiss francs.

    3.  The Shareholders Agreement is hereby terminated effective as of the date of this Agreement. None of its terms or requirements shall have any effect after the date hereof.

    4.  Ciba shall request and cause Miriam V. Gold to resign as a director of 3D Systems, effective as of the date of this agreement.

    5.  This agreement represents the entire understanding of the parties with respect to the subject matter hereof.

/s/ Charles W. Hull

As Founders Agent

Ciba Specialty Chemicals Canada Inc.

By  /s/

By  /s/

3D Systems Corporation

/s/ C. W. Hull

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EXHIBIT 10.42
Termination Agreement dated July 21, 2000